UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2023

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Peabody Energy Corporation (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) on May 4, 2023.

The voting results for each matter voted on at the 2023 Annual Meeting are as set forth below:

1.Elect nine directors for a one-year term:

Director	For	Against	Abstentions	Broker Non-Votes
Bob Malone	77,745,820	4,693,523	108,154	33,032,170
Samantha B. Algaze	77,945,585	4,529,567	72,345	33,032,170
Andrea E. Bertone	72,843,688	9,597,053	106,756	33,032,170
William H. Champion	78,162,945	4,275,451	109,101	33,032,170
Nicholas J. Chirekos	77,963,409	4,462,643	121,445	33,032,170
Stephen E. Gorman	68,334,900	14,091,644	120,953	33,032,170
James C. Grech	78,147,554	4,289,367	110,576	33,032,170
Joe W. Laymon	78,086,980	4,349,823	110,694	33,032,170
David J. Miller	78,196,636	4,278,664	72,197	33,032,170

2.Approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
76,478,328	5,094,235	974,934	33,032,170
3.Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023:

For	Against	Abstentions	Broker Non-Votes
113,323,223	2,069,248	187,196	0
Pursuant to the foregoing: (1) each of the nine directors was elected to serve for a one-year term, (2) the compensation of the Company’s named executive officers was approved on an advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 4, 2023	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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